April 17, 2023

JANA Partners LLC
767 5th Avenue, 8th Floor
New York, New York 10153
            Re: New Relic, Inc.
Ladies and Gentlemen:
This letter agreement is by and between JANA Partners LLC, a Delaware limited liability company (“JANA”), and New Relic, Inc., a Delaware corporation (the “Company”).
Following the execution of this letter agreement, the Company’s board of directors (the “Board”) shall take all necessary action to nominate Kevin Galligan (the “JANA Nominee”) as a director of the Board of the Company at the 2023 annual meeting of the Company’s stockholders (the “2023 Annual Meeting”) in the Company’s slate of recommended nominees standing for election at the 2023 Annual Meeting, and shall recommend, support and solicit proxies for the election of the JANA Nominee at the 2023 Annual Meeting in the same manner as for the Company’s other nominees at the 2023 Annual Meeting, provided that, the JANA Nominee shall have completed, executed and delivered to the Company the Company’s 2023 Directors’ Questionnaire and the Representation and Agreement and such written consents reasonably requested by the Company as may be necessary or appropriate for the conduct of the Company’s vetting procedures applicable to directors.
Concurrently with the parties’ entry into this letter agreement, the JANA Nominee shall have executed and delivered to the Company an irrevocable resignation as a director of the Company in the form previously agreed to by the parties (the “Irrevocable Resignation Letter”), it being understood that in the event the Irrevocable Resignation Letter becomes effective pursuant to the terms thereof, it shall be in the Board’s sole discretion whether to accept or reject such resignation and effectuate the JANA Nominee’s termination from the Board.

[Signature page follows]

If the terms hereof are in accordance with your understanding, please sign below, and this letter agreement will constitute a binding agreement between the parties.

NEW RELIC, INC.
By:    /s/ Thomas Lloyd
    Name: Thomas Lloyd
    Title: Chief Legal Officer

Acknowledged and agreed to as of the date first written above:

JANA PARTNERS LLC
By:    /s/ Kevin Galligan
    Name: Kevin Galligan
    Title: Partner